                                                                   EXHIBIT 10.38

                 SECOND AMENDMENT TO THE EXECUTIVE EMPLOYMENT
                   AGREEMENT AND GENERAL AND SPECIAL RELEASE


          This Second Amendment to the Executive Employment Agreement and General and Special Release (this "Second Amendment and Release") is entered into as of this ___ day of May, 1997, by and between ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation (formerly known as Health Science Properties, Inc.) (the "Corporation"), and JERRY M. SUDARSKY, an individual (the "Officer") (collectively, the "Parties").

          WHEREAS, Officer originally entered into that certain Executive Employment Agreement (the "Employment Agreement"), dated as of June 9, 1994, with Health Science Properties Holding Corporation (the "Parent"), and on November 3, 1994, Parent transferred to the Corporation substantially all of its property, assets and certain liabilities, including Parent's rights and obligations under the Employment Agreement;

          WHEREAS, on July 30, 1996, the Parties amended the Employment Agreement by execution of that certain First Amendment to the Employment Agreement Between Health Science Properties, Inc. And Jerry M. Sudarsky, pursuant to which the Corporation agreed to employ Officer as its Chairman of the Board of Directors (the "Chairman") and Chief Executive Officer until December 31, 2000;

          WHEREAS, on March 14, 1997, Officer resigned from the position of Chief Executive Officer of the Corporation and currently serves as full-time executive Chairman of the Corporation; and

          WHEREAS, upon consummation of an initial public offering by the Corporation of its common stock (the "IPO"), Officer desires to retire from employment with the Corporation and thereafter to serve as non-executive Chair man of the Corporation and perform the duties consistent with such position for the duration of his term as Chairman, which expires at the next annual election of officers.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

          1.  AMENDMENTS TO EMPLOYMENT AGREEMENT.
              ----------------------------------

          A.  OFFICER'S RETIREMENT; TERMINATION OF EMPLOYMENT AGREEMENT.
              ---------------------------------------------------------
Effective upon consummation of the IPO, Officer shall voluntarily retire from employment with the Corporation. Except as expressly provided herein, all of the Corporation's duties and obligations under the Employment Agreement shall terminate effective as of the date of Officer's retirement. Officer acknowledges and agrees that his voluntary retirement pursuant to this Second Amendment and Release is not, and shall not be treated as, a Termination for Good Reason pursuant to Section 4.2 of the Employment Agreement.

          B.  RETIREMENT BENEFITS.  Section 3.5(e) of the Employment Agreement
              -------------------
is hereby amended in its entirety to read as follows:

     "(e) Retirement Benefit.  Commencing on the date of consummation of the
          ------------------
     IPO, the Company shall pay Officer an annual retirement benefit equal to One Hundred Fifty Thousand Dollars ($150,000) per year for a period of three (3) years, and, thereafter, shall pay Officer an annual retirement benefit equal to Ninety Thousand Dollars ($90,000) per year as provided herein; provided, however, that commencing June 1 of the year following the
             --------  -------
     year in which the retirement benefit is reduced to Ninety Thousand Dollars ($90,000) per year, the amount of the retirement benefit shall be increased by 2% per year on June 1 of each year thereafter. The benefit shall be payable monthly, beginning on the first day of the month following the month in which consummation of the IPO occurs and shall be payable in the form of a 100% joint and survivor annuity on the lives of Officer and Officer's then living spouse, if any; provided, however that in the event
                                           --------  -------
     of a Change in Control (as defined in Section 4.4(d) of this Employment Agreement), the Corporation shall secure the payment of such benefit through the purchase of an annuity contract that provides Officer with the
     benefit described in this Paragraph 3.5(e).   In the event of Officer's
     death prior to the commencement of the retirement benefit under this Paragraph 3.5(e), Officer's surviving spouse, if any, shall be entitled to receive, commencing on the first day of the month next following Officer's death, the retirement benefit the surviving spouse would have received had Officer retired and commenced receiving benefits immediately prior to his death. Amounts payable under this Paragraph 3.5(e) shall be offset by any amounts paid to Officer under any Disability Policy maintained by the Corporation."

          C.  SURVIVAL OF PROVISIONS.  Notwithstanding the termination of the
              ----------------------
Employment Agreement pursuant to Section 1(a), above, the rights and obligations of the Parties with respect to Sections 3.5(e) (as amended in Section 1(b), above), 5, 6.1, 6.2, 6.3, 6.8, 6.10, 6.11, and 6.13 of the Employment Agreement
shall survive the termination of that agreement.

          2.  STATUS AS CHAIRMAN OF THE BOARD OF DIRECTORS.  The execution of
              --------------------------------------------
this Second Amendment and Release shall not preclude Officer from serving as, and the Corporation hereby acknowledges that it intends to continue to retain Officer as, non-executive Chairman performing the duties consistent with such position at least for the remainder of his term as Chairman, which expires at the next annual election of officers.

          3.  RELEASE OF CLAIMS AND OTHER MATTERS.
              -----------------------------------

          A.  OFFICER'S GENERAL AND SPECIAL RELEASE. In consideration of
              -------------------------------------
the benefits provided to Officer pursuant to this Second Amendment and Release, Officer hereby forever releases and discharges the Corporation, its parent, subsidiary and affiliated corporations, and each of their respective present and former officers, directors, managers, agents, employees, and attorneys, and their successors and assigns (collectively, the "Released Parties") from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, suspected or unsuspected, that
                         ----------------  ------------------------
Officer had, now has, or may hereafter claim to have against the Released Parties, arising out of or relating in any way to Officer's employment with or his separation from the Corporation, any and all alleged acts or omissions of any of the Released Parties, and any other claim relating to any of the Released Parties from the beginning of time through the effective date of Officer's resignation from the Corporation pursuant to Section 1(a), above. This release specifically extends to, without limitation, claims or causes of action for wrongful termination, impairment of ability to compete in the open labor market, breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and claims under the California Constitution, the United States Constitution, and applicable state and federal fair employment laws, federal equal employment opportunity laws, and federal and state labor statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Americans With Disabilities Act of 1990, the Rehabilitation Act of 1973, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the California Fair Employment and Housing Act. Notwithstanding the generality of the foregoing, nothing contained herein shall release any of the Released Parties from their obligations under this Second Amendment and Release.

          B.  OFFICER'S WAIVER OF RIGHTS AFFORDED BY CALIFORNIA CIVIL
              -------------------------------------------------------
CODE SECTION 1542.  Officer expressly waives all rights afforded by Section 1542
-----------------
of the Civil Code of the State of California ("Section 1542") with respect to the Released Parties. Section 1542 states as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release, Officer understands and agrees that this Second Amendment and Release is intended to include all claims, if any, that Officer may have which he does not now know or suspect to exist in his favor against the Released Parties and this Second Amendment and Release extinguishes those claims.

          4.  REVIEW AND REVOCATION PERIOD.  Officer acknowledges that the
              ----------------------------
Corporation has advised Officer that he may consult with an attorney of his choosing prior to signing this Second Amendment and Release and that Officer has twenty-one (21) days during which to consider the provisions of this Second Amendment and Release, although Officer may sign and return it sooner. Officer further acknowledges that he has been advised by the Corporation that he has the right to revoke this Second Amendment and Release for a period of seven (7) days after signing it and that this Second Amendment and Release shall not become effective or enforceable until such seven (7)-day revocation period has expired. Officer acknowledges and agrees that if he wishes to revoke this Agreement, he must do so in writing, and that such revocation must be signed by Officer and received by the Corporation no later than 5:00 p.m. Pacific Standard Time on the seventh (7th) day after Officer has signed this Second Amendment and Release.

          5.  VOLUNTARY AGREEMENT.  Each Party to this Second Amendment and
              -------------------
Release acknowledges and represents that he or it (a) has fully and carefully read this Second Amendment and Release prior to signing it, (b) has been, or has had the opportunity to be, advised by independent legal counsel of his or its own choice as to the legal effect and meaning of each of the terms and conditions of this Second Amendment and Release, and (c) is signing and entering into this Second Amendment and Release freely and voluntarily and without duress or undue pressure or influence of any kind or nature whatsoever and has not relied on any promises, representations or warranties regarding the subject matter hereof other than that which is set forth in this Second Amendment and Release.

          6.  BINDING EFFECT.  This Second Amendment and Release shall be
              --------------
binding upon the Parties and their respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of the Parties and their respective heirs, administrators, representatives, executors, successors and assigns.

          7.  GOVERNING LAW.  This Second Amendment and Release shall be
              -------------
construed and enforced pursuant to the laws of the State of California applicable to contracts made and entirely to be performed therein.

          8.  COUNTERPARTS.  This Second Amendment and Release may be executed
              ------------
in counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement.

          9.  ENTIRE AGREEMENT; MODIFICATION.  This Second Amendment and
              ------------------------------
Release, together with the Employment Agreement, constitute the entire understanding of the Parties and neither the Second Amendment and Release, nor the Employment Agreement, may be modified except in a writing signed by the Parties. Other than as set forth herein, this Second Amendment and Release supersedes all prior written and/or oral and all contemporaneous oral agreements, understandings and negotiations regarding the subject matter hereof.

          IN WITNESS WHEREOF, the Parties hereto have executed this Second Amendment and Release on the day and year first above written.

                                          CORPORATION:

                                          ALEXANDRIA REAL ESTATE EQUITIES,
                                          INC., a Maryland corporation


                                          By:
                                             ---------------------------------
                                             Joel S. Marcus
                                             Chief Executive Officer



                                          OFFICER:


                                          ------------------------------------
                                          Jerry M. Sudarsky